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                                                                     EXHIBIT 1.1


                              SDI ACQUISITION CORP.

                                  $100,000,000

                   11 3/8% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                               December 11, 1998

BT ALEX. BROWN INCORPORATED
Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

PARIBAS CORPORATION
787 Seventh Avenue
New York, New York  10019


Ladies and Gentlemen:

            SDI Acquisition Corp., a Delaware corporation ("SDI Acquisition"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

            1. The Securities. Subject to the terms and conditions herein contained, SDI Acquisition proposes to issue and sell to the Initial Purchasers $100,000,000 aggregate principal amount of its 11 3/8% Senior Subordinated Notes due 2008 (the "Notes").

            The Notes are being sold in connection with the recapitalization (the "Recapitalization") of Special Devices, Incorporated, a Delaware corporation (the "Company"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of June 19, 1998 by and between the Company and SDI Acquisition (as amended through the date hereof and together with all ancillary agreements entered into in connection therewith, the "Recapitalization Agreement"). The Recapitalization Agreement provides for the merger (the "Merger") of SDI Acquisition with and into the Company with the Company surviving the Merger. The time of the consummation of the Recapitalization and the Merger is referred to herein as the "Effective Time."

            The Recapitalization will be financed with the proceeds of (i) a new credit facility consisting of a revolving credit facility in the amount of $25.0 million and a $70.0 million senior term loan provided under a Credit Agreement, dated as of the Closing Date (as defined in Section 3 below), among SDI Acquisition, Bankers Trust Company, as lead arranger and administrative agent, and the other lending institutions party thereto (the "Credit Agreement"); (ii) the issuance of Notes; and (iii) an equity contribution of approximately $127.8 million in the aggregate consisting of (a) $74.0 million contributed by the New Investor Group (as defined in the Final Memorandum) and (b) $53.8 million from the Equity Rollover (as defined in the Final
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Memorandum) by the Continuing Shareholders (as defined in the Final Memorandum).
The Recapitalization and items (i), (ii) and (iii) above are sometimes collectively referred to herein as the "Transactions" and the Recapitalization Agreement and the Credit Agreement are sometimes collectively referred to herein as the "Other Transaction Documents."

            Immediately after the Effective Time, the Company and the Guarantor (as defined below) will execute an assumption agreement (the "Assumption Agreement"), substantially in the form attached hereto as Exhibit A, pursuant to which (i) the Company, as survivor of the Merger, will assume all of the obligations of SDI Acquisition under this Agreement, and Scot, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Guarantor"), will become a party to this Agreement and unconditionally guarantee the Notes (the "Guarantee") on an unsecured, senior subordinated basis and (ii) the Company, as the surviving corporation in the Merger, will assume all of the obligations of SDI Acquisition under the Registration Rights Agreement by and among SDI Acquisition and the Initial Purchasers, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), and Scot, Inc. will become a party to the Registration Rights Agreement.

            The Notes and the Guarantee are collectively referred to herein as the "Securities." The Notes are to be issued under an indenture (the "Indenture") to be dated as of December 15, 1998 by and between SDI Acquisition and United States Trust Company of New York, a New York banking corporation, as trustee (the "Trustee"). Immediately after the Effective Time, the Company, the Guarantor and the Trustee will enter into a first supplemental indenture to the Indenture (the "First Supplemental Indenture") providing for the express assumption by the Company, as survivor of the Merger, of the covenants, agreements and undertakings of SDI Acquisition in the Indenture and under the Notes, and the guarantee of the Notes by the Guarantor. The Company and the Guarantor will issue the Securities pursuant to the First Supplemental Indenture. References to this Agreement as of and after the Effective Time will refer to this Agreement together with the Assumption Agreement, references to the Indenture as of and after the Effective Time will refer to the Indenture and the First Supplemental Indenture, and references to the Registration Rights Agreement as of and after the Effective Time will refer to the Registration Rights Agreement together with the Assumption Agreement.

            The Notes will be offered and sold to the Initial Purchasers (the "Offering") without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

            In connection with the sale of the Securities, SDI Acquisition has prepared a preliminary offering memorandum dated November 25, 1998 (the "Preliminary Memorandum"), and a final offering memorandum dated December 11, 1998 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and its Subsidiary (as defined in Section 2(b) below) and any material developments relating to the Company or its Subsidiary occurring after the date of the most recent historical financial statements included therein.


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            SDI Acquisition understands that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and outside the United States to certain persons in reliance on Regulation S under the Act ("Regulation S").

            The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, pursuant to which SDI Acquisition will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) and related guarantees under the Act.

            2. Representations and Warranties. SDI Acquisition and, as of the Effective Time, the Company and the Guarantor, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

            (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto.

            (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; as of the date hereof the only subsidiary of the Company is Scot, Inc. (the "Subsidiary"); all of the outstanding shares of capital stock of the Company and the Subsidiary have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth or referred to in the Final memorandum and except as provided in the agreements listed in Schedule 2 attached hereto (the "Stockholders Agreements") all of the outstanding shares of capital stock of the Company and of the Subsidiary will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth or referred to in the Final Memorandum, and except as provided in the Stockholders Agreements, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or the Subsidiary outstanding. Except for the


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      Subsidiary or as disclosed or referred to in the Final Memorandum, neither the Company nor the Subsidiary own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

            (c) Each of SDI Acquisition, the Company and the Subsidiary is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of SDI Acquisition, the Company and the Subsidiary is duly qualified to do business as a foreign corporation in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the general affairs, management, business, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole (any such event, a "Material Adverse Effect").

            (d) SDI Acquisition has and immediately after the Effective Time, the Company will have all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture and the First Supplemental Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by SDI Acquisition and, immediately after the Effective Time, will have been duly and validly authorized by the Company and, when executed by SDI Acquisition and the Company, as the case may be, and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery thereof by all other parties thereto), will constitute valid and legally binding obligations of SDI Acquisition and, immediately after the Effective Time, of the Company, as the case may be, entitled to the benefits of the Indenture and enforceable against SDI Acquisition and the Company, as the case may be, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith.

            (e) Immediately after the Effective Time, the Guarantor will have all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee, its guarantee of the Exchange Notes (the "Exchange Notes Guarantee") and its guarantee of the Private Exchange Notes (the "Private Exchange Notes Guarantee"). The Guarantee, when issued, will be in the form contemplated by the Indenture. The Guarantee, the Exchange Notes Guarantee and the Private Exchange Notes Guarantee will each be duly and validly authorized by the Guarantor and, in the case of the Guarantee,


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      when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery thereof by all other parties thereto), will constitute valid and legally binding obligations of the Guarantor, entitled to the benefits of the Indenture, and enforceable against the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith.

            (f) SDI Acquisition has and, immediately after the Effective Time, each of the Company and the Guarantor will have all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture, in all material respects, meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by SDI Acquisition. Immediately after the Effective Time, the First Supplemental Indenture will have been duly and validly authorized by each of the Company and the Guarantor. Assuming the due authorization, execution and delivery of the Indenture and the First Supplemental Indenture by the Trustee, each of the Indenture and the First Supplemental Indenture will have been duly executed and delivered and, as applicable, will constitute valid and legally binding agreements of SDI Acquisition and, immediately after the Effective Time, the Company and the Guarantor, enforceable against SDI Acquisition and, at and as of the Effective Time, the Company and the Guarantor, in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith.

            (g) SDI Acquisition has and, immediately after the Effective Time, the Company and the Guarantor will have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by SDI Acquisition and, immediately after the Effective Time, will have been duly and validly authorized by each of the Company and the Guarantor and, when executed and delivered by SDI Acquisition and, immediately after the Effective Time, assumed by each of the Company and the Guarantor, will have been duly executed and delivered and will constitute a valid and legally binding agreement of SDI Acquisition and, immediately after the Effective Time, each of the Company and the Guarantor, enforceable against SDI Acquisition and, immediately after the Effective Time, each of the Company and the Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and


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      the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (h) SDI Acquisition has and, at and as of the Effective Time, the Company and the Guarantor will have, all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly authorized by SDI Acquisition and, at and as of the Effective Time, will have been duly and validly authorized by each of the Company and the Guarantor. This Agreement has been duly and validly executed and delivered by SDI Acquisition.

            (i) Immediately after the Effective Time, each of the Company and the Guarantor will have all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Assumption Agreement and to consummate the transactions contemplated thereby. Immediately after the Effective Time, the Assumption Agreement and the transactions contemplated thereby have been duly and validly authorized by each of the Company and the Guarantor and, when executed and delivered by each of the Company and the Guarantor, will have been duly executed and delivered by and (to the extent such Assumption Agreement pertains to obligations under the Registration Rights Agreement) will constitute a valid and legally binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except that (i) the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (j) SDI Acquisition has all requisite corporate power and authority to execute, deliver and perform its obligations under the Other Transaction Documents and to consummate the transactions contemplated thereby. On or prior to the Closing Date, the Other Transaction Documents and the consummation by SDI Acquisition of the transactions contemplated thereby will have been duly and validly authorized by SDI Acquisition and, when executed and delivered by SDI Acquisition (assuming due authorization, execution and delivery thereof of all other parties thereto), will constitute a valid and legally binding agreement of SDI Acquisition, enforceable against SDI Acquisition in accordance with its respective terms, except that the enforcement thereof may be subject to each of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith.


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            (k) Except as set forth in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by SDI Acquisition of the Notes to the Initial Purchasers or the consummation by SDI Acquisition, the Company and the Subsidiary of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers or those the failure of which to obtain would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Final Memorandum, none of SDI Acquisition or to the knowledge of SDI Acquisition after due inquiry, the Company or the Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

            (l) The execution, delivery and performance by SDI Acquisition and, immediately after the Effective Time, by the Company and the Guarantor (to the extent each is a party thereto) of this Agreement, the Indenture, the Registration Rights Agreement, the Assumption Agreement, the First Supplemental Indenture, and the Other Transaction Documents and the consummation by SDI Acquisition and, immediately after the Effective Time, by the Company and the Guarantor (to the extent each is a party thereto) of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of SDI Acquisition, the Company or the Subsidiary (after giving effect to the Recapitalization), or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers and the compliance by the Initial Purchasers with their agreements, in each case, set forth in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to SDI Acquisition, the Company or the Subsidiary or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.


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            (m) The audited consolidated financial statements of the Company and the Subsidiary included in the Final Memorandum present fairly in all material respects the financial position or results of operations and cash flows of the Company and the Subsidiary at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG Peat Marwick LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

            (n) The unaudited pro forma consolidated balance sheet as of October 31, 1998 and the unaudited pro forma consolidated statements for the year ended October 31, 1998 (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements except with respect to "EBITDA" and related measures, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are believed by the Company to be reasonable, and the adjustments used therein are believed by the Company to be appropriate to give effect to the transactions or circumstances referred to therein.

            (o) There is not pending or, to the knowledge of SDI Acquisition after due inquiry and immediately after the Effective Time, to the knowledge of the Company or the Subsidiary, threatened any action, suit, proceeding, inquiry or investigation to which SDI Acquisition or, immediately after the Effective Time, the Company or the Subsidiary is a party, or to which the property or assets of SDI Acquisition or, immediately after the Effective Time, the Company or the Subsidiary are subject, before or brought by any court, arbitrator or governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

            (p) To the knowledge of SDI Acquisition after due inquiry, the Company and the Subsidiary own or possess and, as of the Effective Time, will own or possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such


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      Permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; to the knowledge of SDI Acquisition after due inquiry, each of the Company and the Subsidiary has fulfilled and performed all of its obligations with respect to such Permits and, to the knowledge of SDI Acquisition after due inquiry, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and to the knowledge of SDI Acquisition after due inquiry, none of the Company or the Subsidiary has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

            (q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein or contemplated thereby (including, without limitation, in connection with or relating to the Recapitalization or the Stockholders Agreements), (i) none of SDI Acquisition, the Company or the Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be reasonably expected to be material to the general affairs, management, business, condition (financial or otherwise), or results of operations of the Company and its Subsidiary, taken as a whole, (ii) none of SDI Acquisition, the Company or the Subsidiary has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to the Subsidiary, the purchase of, or dividend or distribution on, capital stock owned by the Company), and (iii) there has not been any change in the capital stock or long-term indebtedness of SDI Acquisition, the Company or the Subsidiary.

            (r) Each of SDI Acquisition, the Company and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which SDI Acquisition, the Company or the Subsidiary is contesting in good faith and for which SDI Acquisition, the Company or the Subsidiary has provided adequate reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against SDI Acquisition, the Company or the Subsidiary that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

            (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which SDI Acquisition, after due inquiry, believes to be reliable and accurate.

            (t) None of SDI Acquisition, the Company, the Subsidiary or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal


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      Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (u) Each of the Company and the Subsidiary has and, at and as of the Effective Time, will have good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or the Subsidiary is a party or by which any of them is bound (A) are valid and enforceable against the Company or the Subsidiary except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought, and (iii) an implied covenant of good faith, and (B) are in full force and effect with only such exceptions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiary own or possess and, at and as of the Effective Time, will own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or the Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with, except as described or referred to in the Final Memorandum) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would be reasonably expected to have a Material Adverse Effect.

            (v) There are no legal or governmental proceedings involving or affecting the Company or the Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described or referred to in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described or referred to in the Final Memorandum.

            (w) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiary is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiary has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or the Subsidiary, threatened against the Company or the Subsidiary under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiary, (E) none of the Company or the Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, and (F) no property or facility of the Company or the Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (x) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiary which is pending or, to the knowledge of the Company, the Guarantor or SDI Acquisition after due inquiry, threatened, except for such as would not reasonably be expected to have a Material Adverse Effect.

            (y) Each of the Company and the Subsidiary carries insurance in such amounts and covering such risks as the Company believes to be reasonably adequate for the conduct of its business and the value of its properties.

            (z) None of SDI Acquisition or to the knowledge of SDI Acquisition after due inquiry, the Company or the Subsidiary has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which SDI Acquisition, the Company or the Subsidiary makes or ever has made a contribution and in which any employee of SDI Acquisition, the Company or the Subsidiary is or has ever been a participant, except for such as would not reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of SDI Acquisition, and to the knowledge of SDI Acquisition after due inquiry, the Company and the Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

            (aa) Each of SDI Acquisition, and to the knowledge of SDI Acquisition after due inquiry, the Company and the Subsidiary (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
      (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization, and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (bb) None of SDI Acquisition, the Company or the Subsidiary will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (cc) The Securities, the Indenture, the Registration Rights Agreement and each of the Other Transaction Documents will conform in all material respects to the descriptions thereof in the Final Memorandum.

            (dd) No holder of securities of SDI Acquisition, the Company or the Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company and the Guarantor pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

            (ee) Immediately after the consummation of the transactions contemplated by this Agreement, the Indenture and each of the Other Transaction Documents, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiary (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiary (each on a consolidated basis) is, nor will any of the Company or the Subsidiary (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, the Indenture and each of the Other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) generally unable to pay its debts (contingent or otherwise) as they mature, or (c) otherwise insolvent.

            (ff) None of SDI Acquisition, the Company, the Subsidiary or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers and the compliance by the Initial Purchasers with their agreements, in each case, set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

            (gg) No securities of SDI Acquisition, the Company or the Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and the Guarantee and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (hh) None of SDI Acquisition, the Company or the Subsidiary has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

            (ii) None of SDI Acquisition, the Company, the Subsidiary, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any "directed selling efforts" (as that term is defined in Regulation S) with respect to the Notes or the Guarantee; SDI Acquisition, the Company, the Subsidiary and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

            Any certificate signed by any officer of SDI Acquisition, the Company or the Subsidiary and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by SDI Acquisition, the Company and the Subsidiary to the Initial Purchasers as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, SDI Acquisition agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, jointly and not severally, agree to purchase the Securities from SDI Acquisition at 97.0% of their principal amount, in the respective principal amounts set forth opposite their names on Schedule 1 hereto. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to SDI Acquisition at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of SDI Acquisition to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), net of the overnight cost of such funds, to such account or accounts as SDI Acquisition shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of White & Case LLP, 1144 Avenue of the Americas, New York, New York at 10:00 a.m., New York time, on December 15, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and SDI Acquisition, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." SDI Acquisition will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

            4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

            5. Covenants of the SDI Acquisition, the Company and the Guarantor. SDI Acquisition and, at and as of the Effective Time, the Company and the Guarantor, jointly and severally, covenant and agree with the Initial Purchasers that:

            (a) Prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes and Private Exchange Notes Guarantee (which in no event will be prior to the Closing
      Date), SDI Acquisition will not and, at and after the Effective Time, the Company and the Guarantor will not, amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers in accordance with Section 8 hereof.

            (b) Prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes and Private Exchange Notes Guarantee (which in no event will be prior to the Closing
      Date), SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may reasonably be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of SDI Acquisition, the Company or the Guarantor shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes and Private Exchange Notes Guarantee, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will promptly notify the Initial Purchasers thereof and will prepare, at the expense of SDI Acquisition and, at and after the Effective Time, the

      Company and the Guarantor, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) Prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes and Private Exchange Notes Guarantee (which in no event will be prior to the Closing
      Date), SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

            (e) SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, apply the net proceeds from the sale of the Securities as set forth under "Sources and Uses of Funds" in the Final Memorandum.

            (f) For so long as any of the Securities remain outstanding, SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor, to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by SDI Acquisition or, at and after the Effective Time, the Company or the Guarantor, with the Commission or any national securities exchange on which any class of securities of any of SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor, may be listed.

            (g) Prior to the Closing Date, SDI Acquisition and, at and after the Effective Time, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any available unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (h) None of SDI Acquisition or any of its Affiliates or, at and after the Effective Time, the Company, the Guarantor or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

            (i) SDI Acquisition will not and, at and after the Effective Time, the Company will not, and will not permit the Subsidiary to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (j) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (k) SDI Acquisition will and, at and after the Effective Time, the Company and the Guarantor will, use their reasonable best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (l) In connection with Securities offered and sold in an "offshore transaction" (as defined in Regulation S), SDI Acquisition will not and, at and after the Effective Time, the Company and the Guarantor will not, register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in definitive form.

            6. Expenses. SDI Acquisition agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by SDI Acquisition, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of Cahill Gordon & Reindel, counsel for the Initial Purchasers, relating thereto,
(vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of SDI Acquisition, the Company or the Guarantor to perform all their obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), each of SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor, jointly and severally, agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. Except as specifically set forth in this Section 6, the Initial Purchasers shall pay their own costs and expenses incurred in connection with the proposed purchase and sale of the Securities, including the costs and expenses of their counsel.

            7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Paul, Weiss, Rifkind, Wharton & Garrison, special outside counsel for SDI Acquisition and, at and as of the Effective Time, the Company and the Guarantor, in form and substance satisfactory to counsel for the Initial Purchasers, substantially in the form attached hereto as Exhibit C.

            (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            (d) The representations and warranties of SDI Acquisition contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of officers of SDI Acquisition, the Company and the Guarantor made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; SDI Acquisition, the Company and the Guarantor shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

            (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

            (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or the Subsidiary shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (g) The Initial Purchasers shall have received a certificate of SDI Acquisition, dated the Closing Date, signed on behalf of SDI Acquisition by its Chief Executive Officer, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

                  (i) The representations and warranties of SDI Acquisition
            contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and SDI Acquisition has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                 (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect; and

                (iii) The sale of the Securities hereunder has not been enjoined
            (temporarily or permanently).

            (h) The Initial Purchasers shall have received a certificate of each of the Company and the Guarantor, dated as of the Closing Date, signed on behalf of the Company by its President and Secretary and of the Guarantor by its Chairman of the Board, President and Chief Executive Officer or any Vice President and the Chief Financial Officer, to the effect that:

                  (i) The representations and warranties of the Company or the
            Guarantor contained in this Agreement are true and correct as of the Closing Date, and each of the Company and the Guarantor have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                 (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                (iii) The sale of the Notes hereunder has not been enjoined
            (temporarily or permanently).

            (i) The Indenture shall have been duly executed and delivered by SDI Acquisition and the Trustee. The First Supplemental Indenture shall have been duly executed and delivered by the Company and the Guarantor and the Securities shall have been duly executed and delivered by the Company and the Guarantor and duly authenticated by the Trustee.

            (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by SDI Acquisition and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (k) On or before the Closing Date, (i) the Merger shall have been consummated and (ii) the Initial Purchasers and counsel for the Initial Purchasers shall have received executed copies of the Recapitalization Agreement, as in effect on the Closing Date, and such other documents, opinions and reliance letters as they shall have reasonably requested.

            (l) The Assumption Agreement shall have been duly authorized, executed and delivered by the Company and the Guarantor and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (m) On or before the Closing Date, (i) the Initial Purchasers and counsel for the Initial Purchasers shall have received executed copies of the Credit Agreement, dated the Closing Date, including any schedules, amendments or waivers thereto, and such other documents, opinions and reliance letters as they shall have reasonably requested, and (ii) after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by SDI Acquisition from the sale of the Notes, no condition that would constitute a default or event of default under the Credit Agreement shall exist.

            (n) On the Closing Date, each of the Transactions shall have been concurrently consummated.

            (o) On or prior to the Closing Date, the Initial Purchasers shall have received a solvency opinion from Houlihan, Lokey, Howard & Zufkin Financial Advisors, Inc., which solvency opinion shall be in form and substance reasonably satisfactory to the Initial Purchasers and shall set forth in the conclusions that, after giving effect to the Transactions, the Company and its Subsidiary on a consolidated basis, is not insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay such debts as they mature.

            On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of SDI Acquisition, the Company and the Subsidiary as they shall have heretofore reasonably requested from SDI Acquisition and the Company.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. SDI Acquisition and the Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

            8. Offering of Securities; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, and (B) in the case of offers outside the United States, persons other than "U.S. persons" (as defined in Regulation S) ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum); (iii) it will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Securities from it or any its affiliates, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the Act, (B) are being sold to such persons without registration under the Act in reliance on Rule 144A or in accordance with another exemption from registration under the Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to SDI Acquisition and, at and after the Effective Time, the Company, (2) outside the United States in accordance with Regulation S or (3) inside the United States in accordance with (x) Rule 144A to a person whom such Initial Purchaser reasonably believes is a QIB that is purchasing such Securities for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Act; and (iv) it will cause to be mailed to each purchaser of the Securities, in connection with the original distribution of the Securities, a copy of the Final Memorandum.

            (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers the Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any "directed selling efforts" (within the meaning of Regulation
S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

            Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

            9. Indemnification and Contribution. (a) SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor, jointly and severally agree to indemnify and hold harmless the Initial Purchasers and the affiliates, directors, officers, agents, representatives and employees of any Initial Purchaser or their affiliates, and each other person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchasers or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

             (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

            (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to the last sentence of this paragraph, will reimburse, as incurred, the Initial Purchasers and each such other person for any reasonable legal or other expenses incurred by the Initial Purchasers or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor will not be liable in any such case (A) to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to SDI Acquisition by the Initial Purchasers specifically for use therein, (B) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchasers sold Securities to a person to whom there was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of such sale if SDI Acquisition shall have previously furnished copies thereof to the Initial Purchasers in accordance with Section 5(d) hereof and the Final Memorandum (as amended or supplemented) would have corrected any such untrue statement or omission, or (C) where amounts are paid in settlement of claims without its written consent (which consent shall not be unreasonably withheld). This indemnity agreement will be in addition to any liability that SDI Acquisition, the Company and the Guarantor may otherwise have to the indemnified parties. SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. In the event that SDI Acquisition, the Company or the Guarantor reimburses the Initial Purchasers or any other person hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Initial Purchasers hereby agree to refund such reimbursement of expenses to the extent that the Initial Purchasers or such other person are not entitled to indemnification pursuant to this Agreement, as determined by a final non-appealable judicial determination.

            (b) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless SDI Acquisition and, at and after the Effective Time, the Company and the Guarantor, their directors, their officers and each person, if any, who controls SDI Acquisition, the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which SDI Acquisition, the Company and the Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers, furnished to SDI Acquisition by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by SDI Acquisition and, at and after the Effective Time, the Company or the Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. SDI Acquisition and, at and after the Effective Time, the Company or the Guarantor, shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by the Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchasers.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in material prejudice to the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this
Section 9 or SDI Acquisition and, at and after the Effective Time, the Company or the Guarantor, in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by SDI Acquisition, the Company and the Guarantor on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by SDI Acquisition, the Company and the Guarantor bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by SDI Acquisition, on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. SDI Acquisition, the Company, the Guarantor and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), the affiliates, directors, officers, agents, representatives and employees of an Initial Purchaser or their affiliates and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of SDI Acquisition, the Company or the Guarantor, each officer of SDI Acquisition, the Company or the Guarantor and each person, if any, who controls SDI Acquisition, the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as SDI Acquisition.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of SDI Acquisition, the Company and the Guarantor, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the SDI Acquisition, the Company or the Guarantor, any of their respective officers or directors, the Initial Purchasers or any other person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to SDI Acquisition, given prior to the Closing Date in the event that SDI Acquisition, the Company or the Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

             (i) any of SDI Acquisition, the Company or the Subsidiary shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of SDI Acquisition, the Company or the Subsidiary), except in each case as described or referred to in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii) trading in securities of SDI Acquisition or the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

           (iii) a banking moratorium shall have been declared by New York or United States authorities;

            (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material adverse change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

             (v) any securities of SDI Acquisition or the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

            12. Information Supplied by the Initial Purchasers. The statements set forth in the third and seventh paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to SDI Acquisition for the purposes of Sections 2(a) and 9 hereof.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to SDI Acquisition, the Company or the Guarantor shall be mailed or delivered to Special Devices, Incorporated at 16830 West Placerita Canyon Road, Newhall, California 91321, Attention: Chief Financial Officer; with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention: Paul D. Ginsberg, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

            14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, SDI Acquisition, the Company and the Guarantor and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of SDI Acquisition, the Company and the Guarantor contained in Section 9 of this Agreement shall also be for the benefit of affiliates, directors, officers, agents, representatives and employees of an Initial Purchaser or their affiliates and any person or persons who control any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of SDI Acquisition, the Company or the Guarantor, its officers and any person or persons who control SDI Acquisition, the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

            15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            16. Assumption Permitted. The assumption by the Company and the Subsidiary pursuant to the Assumption Agreement of the obligations of SDI Acquisition hereunder shall be permitted without the written consent of any of the parties hereto.

            17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among SDI Acquisition and the Initial Purchasers as of the date first written above.

                                          Very truly yours,


                                          SDI ACQUISITION CORP.


                                          By:/s/ Keith Oster
                                             ----------------------------------
                                               Keith Oster, Secretary


The foregoing Agreement is hereby confirmed and accepted as of the date first written above.


BT ALEX. BROWN INCORPORATED


By:/s/ Paul Higbee
   ------------------------------------
    Paul Higbee, Managing Director


PARIBAS CORPORATION


By:/s/ Robert Howard
   ------------------------------------
    Robert Howard, Authorized Signatory

                                                                      SCHEDULE 1


Initial Purchaser                                       Principal Amount of Notes
-----------------                                       -------------------------
BT Alex. Brown Incorporated                                 $ 65,200,000
Paribas Corporation                                         $ 34,800,000
                                                            ------------
     Total                                                  $100,000,000